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EXHIBIT 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 10, 2001 included in Americorp's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

/s/Vavrinek, Trine, Day & Co., LLP Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
June 25, 2001

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EXHIBIT 23.3